UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 29, 2007

                          BRADLEY PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                       0-31680                   22-2581418
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

383 Route 46 West, Fairfield, New Jersey                            07004
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (973) 882-1505

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement

On October 29, 2007, Bradley Pharmaceuticals, Inc. (the "Company") entered into a definitive merger agreement (the "Merger Agreement") with Nycomed US Inc. ("Nycomed US") and Phase Merger Sub Inc., a wholly owned subsidiary of Nycomed US ("Merger Sub"). Nycomed US is an indirect subsidiary of Nycomed S.C.A., SICAR. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Nycomed US.

At the effective time of the Merger, all shares of the Company's common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, then outstanding (other than shares as to which dissenters' rights have been properly exercised) will be converted into $20.00 per share in cash.

The Company and Nycomed US have made customary representations, warranties and covenants in the Merger Agreement, including, among others: (i) covenants generally requiring the Company to conduct its business prior to the closing of the Merger in the ordinary course consistent with past practice; (ii) subject to the Company's Board of Directors' right to exercise its fiduciary duties, covenants restricting the solicitation of competing acquisition proposals, and
(iii) covenants relating to obtaining the required approval of the Company's stockholders. The transaction is conditioned on receipt of approval by holders of a majority of the outstanding shares of the Company's common stock and Class B common stock, voting together as one class. The transaction is also subject to the expiration or termination of applicable waiting periods under United States and foreign anti-trust laws and other customary closing conditions. There is no financing condition, and the obligations of Nycomed US are guaranteed by Nycomed S.C.A., SICAR. The transaction is expected to be completed in the first quarter of 2008.

Under the Merger Agreement, each of the Company and Nycomed has certain rights to terminate the Merger Agreement and the Merger. Upon the termination of the Merger Agreement under certain specified circumstances, the Company must pay Nycomed a termination fee equal to 3% of the aggregate Merger Consideration (as defined in the Merger Agreement).

The Company's Board of Directors approved the Merger Agreement and recommended that Bradley's stockholders vote in favor of the Merger Agreement. Mr. Daniel Glassman, a director as well as the founder, President and Chief Executive Officer of the Company and the holder of substantially all of its Class B common stock, did not participate in the Board's consideration and approval of the Merger Agreement.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the Guaranty of Nycomed S.C.A., SICAR and the transactions contemplated by the Merger Agreement and such Guaranty is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the Guaranty, a copy of which is attached hereto as Exhibit 2.2. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not


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intended to provide any other factual information about the Company. The Merger
Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in the Company's representations and warranties are also qualified by information contained in its confidential disclosure schedule delivered in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed Merger, the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BRADLEY PHARMACEUTICALS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, Company stockholders may obtain free copies of the documents filed with the SEC on the Company's website (www.bradpharm.com) or by contacting the Company at Bradley Pharmaceuticals, Inc., Investor Relations at 383 Route 46 West, Fairfield, NJ 07004, Telephone: (973) 882-1505, ext 252. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company's stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's stockholders in connection with the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company's directors and executive officers may be found in the Company's definitive proxy statement filed with the SEC on May 17, 2007. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to the Company as provided above.

On October 30, 2007, the Company issued a press release announcing the merger transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


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

Item 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 29, 2007, the Board of Directors, upon the recommendation of its Compensation Committee, offered an employment agreement to Ralph Landau, PhD, the Company's Vice President and Chief Scientific Officer. The Company and Dr. Landau executed the employment agreement (the "Employment Agreement") as of October 30, 2007. The Employment Agreement is substantially identical to the employment agreements executed by the other executive officers of the Company in December 2005. The Employment Agreement did not make any changes in Dr. Landau's compensation arrangements. The primary effects of the Employment Agreement are to provide a term of employment that ends on December 6, 2008, the same time as that in the Company's employment agreements with the other executive officers, and to provide certain benefits upon termination of employment. The "change of control" provisions in the Employment Agreement are identical to those in Dr. Landau's existing Change of Control Agreement previously filed with the SEC, which agreement has been terminated upon execution of the Employment Agreement. A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and a summary description of the material terms of the Employment Agreement is set forth below, which summary is qualified in its entirety by reference to the attached Employment Agreement.

Under the Employment Agreement, Dr. Landau will serve in his position until December 6, 2008 (the "Expiration Date"), unless sooner terminated by the Company or him. The Employment Agreement renews automatically for an additional one year on the Expiration Date and each anniversary of the Expiration Date unless the Company or Dr. Landau gives written notice to the other to the contrary at least 90 days prior to the end of the term or renewal term, as the case may be. Dr. Landau will receive an annual base salary of $280,500. From time to time during the term of the Employment Agreement, Dr. Landau will be entitled to receive such options to purchase shares of the Company's common stock and other similar securities of the Company on such terms and conditions as the board and Compensation Committee of the board may establish. Additionally, Dr. Landau is eligible to participate in all of the Company's bonus and benefit plans, including without limitation the Company's EVA Bonus Plan, in which senior executives of the Company are generally entitled to participate.

Upon a termination of employment without "cause" or for "good reason" (as defined in the Employment Agreement), Dr. Landau will be entitled to: (i) a lump sum cash payment equal to the sum of (a) any accrued but unpaid salary as of the date of such termination, (b) any accrued but unpaid annual cash bonus payable under the Company's EVA Bonus Plan for any annual period ended prior to the date of such termination, and (c) all expenses incurred for which documentation has been or will be provided in accordance with the Company's policies but not yet reimbursed; (ii) a lump sum cash payment equal to the amount payable under the Company's EVA Bonus Plan for the annual period in which such termination occurs, prorated through the date of such termination; (iii) continuation of all perquisites and other Company-related benefits to which he was entitled as of the date of his termination through the end of the second calendar year following the year in which his employment terminates; (iv) immediate vesting of all of his


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stock options or any other equity awards based on the Company's securities; (v)
continued participation in, and continuation by the Company of the payment of the relevant premiums applicable to, the life insurance and health, welfare and medical insurance plans of the Company through the end of the second calendar year following the year in which his employment terminates; and (vi) continued participation by him and his dependents in all other Company-sponsored health, welfare and benefit plans through the end of the second calendar year following the year in which his employment terminates. In addition to the foregoing payments and benefits continuation, upon termination without "cause" or for "good reason", Dr. Landau will be entitled to a lump sum cash payment equal to two times the sum of his then current annual salary and the average amount paid to him under the Company's EVA Bonus Plan with respect to the most recent three calendar years.

If a "change of control" of the Company (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, and if, during such term and within twelve months after the date on which the "change of control" occurs, his employment is terminated by the Company without "cause" or by him for any reason, then Dr. Landau will be entitled to the payments and benefits described in the preceding paragraph for a termination without "cause" or for "good reason."

In the event that any payment under the Employment Agreement is subject to the excise tax for golden parachute payments, the Company will provide Dr. Landau with a gross-up payment as may be necessary to put him in the same after-tax position as if the payments had not been subject to the excise tax.

Dr. Landau has agreed that he will not compete with the Company for a period of 12 months immediately following the term of the Employment Agreement; provided, however, that such restriction will not apply if his employment is terminated without "cause" or he terminates his employment for "good reason," regardless of whether a "change of control" has occurred.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

Number            Description

2.1 *Agreement and Plan of Merger, dated as of October 29, 2007 by and among the Company, Nycomed US Inc. and Phase Merger Sub Inc.

2.2 Guaranty, dated as of October 29, 2007 from Nycomed S.C.A., SICAR in favor of the Company

10.1 Employment Agreement, dated as of October 30, 2007 between the Company and Ralph Landau

99.1              Press Release dated October 30, 2007

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Bradley Pharmaceuticals, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.


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

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 BRADLEY PHARMACEUTICALS, INC.

                                                 By: /s/ R. Brent Lenczycki
                                                     ---------------------------
                                                     R. Brent Lenczycki, CPA
                                                     Chief Financial Officer and
                                                     Vice President

Dated: October 30, 2007


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